As filed with the Securities and Exchange Commission on May 8, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATTERN ENERGY GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4911	90-0893251
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(415) 283-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel M. Elkort

General Counsel

Pattern Energy Group Inc.

Pier 1, Bay 3

San Francisco, CA 94111

(415) 283-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Jeffrey R. Lloyd Brendan D. Reay Blake, Cassels & Graydon LLP Suite 4000 199 Bay Street Toronto, ON M5L 1A9 (416) 863-2400	Shelley A. Barber Brenda K. Lenahan Vinson & Elkins L.L.P. 666 Fifth Avenue New York, NY 10103 (212) 237-0000	Philip D.A. Symmonds Rima Ramchandani Torys LLP Suite 3000 79 Wellington Street West Toronto, ON M5K 1N2

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-195488

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A common stock, par value $0.01 par value per share	3,315,315	$27.75	$91,999,986.98	$11,849.60

Incorporation by Reference of Registration Statement on Form S-1, File No. 333-195488

Pattern Energy Group Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-195488) declared effective on May 8, 2014 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 8th day of May, 2014.

Pattern Energy Group Inc.

By:	/s/ Michael M. Garland
Name: Michael M. Garland
Title: Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on this 8th day of May, 2014.

Signature	Title

/s/ Michael M. Garland Michael M. Garland	Director, President and Chief Executive Officer (Principal Executive Officer)

* Michael J. Lyon	Chief Financial Officer (Principal Financial Officer)

* Eric S. Lillybeck	Senior Vice President, Fiscal and Administrative Services (Principal Accounting Officer)

* Alan R. Batkin	Director

* Patricia S. Bellinger	Director

* The Lord Browne of Madingley	Director

* Douglas G. Hall	Director

* Michael B. Hoffman	Director

* Patricia M. Newson	Director

*	By:	/s/ Michael M. Garland
		Name:	Michael M. Garland
		Title:	Attorney-in-Fact

EXHIBITS

Exhibit Number	Description

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)